UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2018

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 9, 2018, VerifyMe, Inc. (the “Company”) entered into a Consulting Services Agreement with the CFO Squad LLC (the “CFOS”). Pursuant to the terms of the Consulting Services Agreement, CFOS will provide the Company with outsourced chief financial services, accounting and pre-audit services for $4,000 per month.

On January 11, 2018, in connection with the Consulting Services Agreement, the Company appointed Mr. James S. Cardwell as Chief Financial Officer (“CFO”), on a part-time basis. Under a one-year Consulting Agreement, Mr. Cardwell will receive a $1,000 signing bonus and will be compensated at an annual rate of $12,000, per year, payable in equal monthly amounts. Since July 2015, Mr. Cardwell has been the Chief Operating Officer of CFOS and has assisted companies with SEC financial reporting and tax compliance. Mr. Cardwell is a certified public accountant in New York. From June 2011 to January 2015, Mr. Cardwell was CFO of S2BN Entertainment.

Due to health issues,  Mr. Vasan Thatham is no longer continuing to perform services as the Company’s CFO. The Company provided Mr. Thatham with the required 60 days’ notice of termination in Mr. Thatham’s Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: January 17, 2018	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer